SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 1, 1997

                          GUARDIAN INTERNATIONAL, INC.
                 (FORMERLY EVEREST SECURITY SYSTEMS CORPORATION,
  FORMERLY EVEREST FUNDING CORPORATION, FORMERLY BURNINGHAM ENTERPRISES, INC.)
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             (Exact name of the registrant as specified in charter)

       Nevada                       0-28490                  58-1799634
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(State of Incorporation)    (Commission File Number)   (I.R.S. Employer ID No.)

             3880 North 28th Terrace, Hollywood, Florida 33020-1118
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                    (Address of principal executive offices)
                        Telephone Number (954) 926-5200







                                      NONE
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             (Former name or address, if changed since last report)

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ITEM 5.  OTHER EVENTS

Guardian International, Inc. (symbol GIIS) ("Guardian") announced on May 2, 1997 that it terminated its previously announced merger discussions with a privately held Florida based security company. In February, Guardian entered into a non-binding letter of intent which called for Guardian to issue 6.6 million shares (or 48% on a fully diluted basis) of common stock in exchange for all of the outstanding stock of the privately held company.

The closing of the agreement was subject to, among other things, due diligence review and certain banking approvals. Either party had the ability to terminate the letter of intent if it was not satisfied with the results of the due diligence process.

Although the current letter of intent has been terminated, Guardian would consider merging with the privately held company if different terms could be negotiated.

Guardian provides alarm monitoring services as well as design, installation and service of quality security and fire alarm systems throughout Florida. Guardian expects to continue its monitoring account acquisition programs.

Guardian trades on the NASD Bulletin Board under the symbol "GIIS".


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    Guardian International, Inc.

SIGNATURE                       TITLE                               DATE
---------                       -----                               ----

/s/ ROBERT K. NORRIS            Chief Financial Officer,         May 2, 1997
--------------------------      Senior Executive Vice
Robert K. Norris                President